Exhibit 3.2

File Number: LP0000443 Date Filed: 07/16/2010 Robin Carnahan Secretary of State

FIRST AMENDMENT OF SEVENTEENTH RESTATED

CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending a Restated Certificate of Limited Partnership under the Missouri Uniform Limited Partnership law, states the following.

(1)	The name of the partnership is The Jones Financial Companies, L.L.L.P., and the partnership’s charter number is LP0000443.

(2)	The date the limited partnership was filed in Missouri is June 5, 1987.

(3)	The partnership registered as a Limited Liability Partnership with the Missouri Secretary of State on November 1, 1996.

(4)	The partnership registered as a Registered Limited Liability Limited Partnership on July 15, 2002.

(5)	The Seventeenth Restated Certificate of Limited Partnership is hereby amended to reflect the partner withdrawals and admissions attached hereto on Exhibit A effective July 1, 2010.

Upon the admissions and withdrawals of said partners, the number of general partners is 345.

In affirmation thereof, the facts stated above are true.

Dated:	7-15-10

General Partner:

By	/s/ James D. Weddle
James D. Weddle,
Managing Partner/Authorized Person/ Attorney-in-Fact

Exhibit A

New / Withdrawing General Partners

July 2010

Emplid	Partner Name	New / Withdrawing	Date In as GP	Date Out as GP	Home Address	Mailing Address

0043604	Schutte, Kenneth Edward	Withdrawing	1/1/2000	7/1/2010	1326 Webster Path Drive, Webster Groves MO 63119
0006027	Haynes, Randy Keith	Withdrawing	1/1/1994	7/1/2010	601 Loughmor Pass, Weldon Spring, MO 63304

Total # General Partners - July 2010			345

State of Missouri

SEAL OF THE SECRETARY OF STATE

MISSOURI

Robin Carnahan

Secretary of State

AMENDED CERTIFICATE

OF

LIMITED PARTNERSHIP

WHEREAS,

THE JONES FINANCIAL COMPANIES, L.L.L.P.

LP0000443

filed its Amended Certificate of Limited Partnership with this office and WHEREAS that filing was found to conform to the Missouri Uniform Limited Partnership Act;

NOW, THEREFORE, I, ROBIN CARNAHAN, Secretary of State of the State of Missouri, by virtue of the authority vested in me by law do hereby certify and declare that the above entity’s registration of limited partnership is amended.

IN TESTIMONY WHEREOF, I hereunto

set my hand and cause to be affixed the

GREAT SEAL of the State of Missouri.

Done at the City of Jefferson, this

16th day of July, 2010.

THE GREAT SEAL OF THE STATE OF MISSOURI

UNITED WE STAND DIVIDED WE FALL

MDCCCXX

Robin Carnahan

Secretary of State